Exhibit 99.2

Contacts:

Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam and Sanofi Conclude Research and Option Phase of 2014 RNAi Therapeutics Collaboration

– Alnylam to Advance Selected Investigational Asset in an Undisclosed Rare Genetic Disease Through the End of IND-Enabling Studies –

– Material Collaboration Terms for Patisiran, Vutrisiran, and Fitusiran, as Previously Announced, Remain Unchanged –

CAMBRIDGE, Mass., April 8, 2019 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today that Alnylam and Sanofi have agreed to conclude the research and option phase of the companies’ 2014 RNAi therapeutics alliance in rare genetic diseases. The material collaboration terms for patisiran, vutrisiran, and fitusiran, as previously announced, will continue unchanged.

“Our landmark 2014 rare disease alliance with Sanofi resulted in the advancement of three Phase 3 programs – patisiran, vutrisiran, and fitusiran – and the global launch of ONPATTRO, the world’s first RNAi therapeutic. We’re pleased to now conclude the research and product option phase of the collaboration, allowing Alnylam to focus on future continued growth of its rare disease pipeline,” said Yvonne Greenstreet, MBChB, MBA, Chief Operating Officer of Alnylam. “We couldn’t be more pleased with the success of this alliance over the last five years, advancing RNAi therapeutics to patients afflicted with rare diseases around the world, and we look forward to our continued collaboration with Sanofi on our alliance programs.”

As part of the agreement, Alnylam will advance a selected investigational asset in an undisclosed rare genetic disease through the end of IND-enabling studies. Sanofi will be responsible for any potential further development or commercialization of this asset. If this product is approved, Alnylam will be eligible to receive tiered double-digit royalties on its global net sales. In addition, Alnylam and Sanofi have agreed to amend certain terms of the companies’ equity agreement, with Sanofi obtaining a release of its lock-up of Alnylam stock holdings, subject to certain trading restrictions, amongst other provisions.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust discovery platform. Alnylam’s first U.S. FDA-approved RNAi therapeutic is ONPATTRO® (patisiran) lipid complex injection available in the U.S. for the treatment of the polyneuropathy of hereditary transthyretin-mediated (hATTR) amyloidosis in adults. In the EU, ONPATTRO is approved for the treatment of hATTR amyloidosis in adults with stage 1 or stage 2 polyneuropathy. Alnylam has a deep pipeline of investigational medicines, including five product candidates that are in late-stage development. Looking forward, Alnylam will continue to execute on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines to address the needs of patients who have limited or inadequate treatment options. Alnylam employs over 1,000 people worldwide and is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam or on LinkedIn.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, Alnylam’s views with respect to the potential for RNAi therapeutics, including patisiran, vutrisiran, and fitusiran, its expectations regarding its alliance with Sanofi and the potential for the receipt of future royalties on partnered programs, the release of Sanofi from the lock-up restrictions on its stock holdings in Alnylam, and its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all, actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing, delays, interruptions or failures in the manufacture and supply of its product candidates, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its intellectual property rights against third parties and defend its patent portfolio against challenges from third parties, obtaining and maintaining regulatory approval, pricing and reimbursement for products, progress in establishing a commercial and ex-United States infrastructure, successfully launching, marketing and selling its approved products globally, Alnylam’s ability to successfully expand the indication for ONPATTRO in the future, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to manage its growth and operating expenses, obtain additional funding to support its business activities, and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture and distribution of products, the outcome of litigation, the risk of government investigations, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

With the exception of ONPATTRO (patisiran), none of Alnylam’s investigational therapeutics have been approved by the U.S. Food and Drug Administration, European Medicines Agency, or any other regulatory authority and no conclusions can or should be drawn regarding the safety or effectiveness of such investigational therapeutics.